Offer to Purchase for Cash
                                       by
                       HOLLYWOOD ENTERTAINMENT CORPORATION
                   Up to 16,818,181 Shares of its Common Stock

                                       at

                              $11.00 Net Per Share



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         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS, WILL EXPIRE
          AT 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY, JANUARY 23, 1998
                          UNLESS THE OFFER IS EXTENDED.
===============================================================================

To our Clients:

     Enclosed for your consideration is an Offer to Purchase dated December 23, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), to purchase up to 16,818,181 of its shares of Common Stock (the "Shares"), at a purchase price of $11.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

1.   The tender price is $11.00 per Share, net to you in cash.

2. The Offer is for up to 16,818,181 Shares, representing approximately 46% of the Shares outstanding at November 30, 1997.

3. The Offer is conditioned upon a minimum of not less than 8,045,454 Shares being properly tendered and not withdrawn and is subject to certain other conditions. See Section 12 of the Offer to Purchase.

4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, Eastern time, on Friday, January 23, 1998 unless the Offer is extended.

5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

6. You may tender any portion of or all your Shares as indicated in the attached instruction form.

     THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM, OR ON BEHALF OF HOLDERS OF SHARES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS WHOSE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instruction should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                          Instructions with Respect to
                         the Offer to Purchase for Cash
                                       by
                       HOLLYWOOD ENTERTAINMENT CORPORATION
                                       of
                   Up to 16,818,181 Shares of its Common Stock

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated December 23, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by Hollywood Entertainment Corporation, an Oregon corporation (the "Company") to purchase up to 16,818,181 shares of its Common Stock (the "Shares").

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares                        SIGN HERE
 to be tendered

_________ Shares                        ---------------------------------------


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